Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the "Termination Agreement") is entered into as of December 12, 2008 (the "Effective Date") between:

SHENZHEN NEW MEDIA CONSULTING CO., LTD., a wholly-owned foreign enterprise incorporated under the laws of China, located at 108-109 Jinglian Garden East Jingtian Road, Futian District, Shenzhen, China ("Party A"), and

SHANGHAI LONGCOM TELECOM CO., LTD., a domestic capital investment company incorporated under the laws of China, located at 11/A-B, Huijia Plaza, No. 41, North Caoxi Road, Xuhui District, Shanghai, China. ("Party B"; Party A and Party B to be referred to collectively as the "Parties")

WHEREAS, the Parties hereto are parties to the operating and management agreement, dated as of December 13, 2007 (the "Operating and Management Agreement"), pursuant to which, among other things, Party A paid RMB 40 million as a deposit for the potential acquisition of Party B (the "Deposit"); and

WHEREAS, it is expected that Party B will not be able to achieve its after-tax net income for the fiscal year ending December 31, 2008 as promised by Party B to Party A, and accordingly Party A has decided not to proceed to acquire Party B pursuant to the Operating and Management Agreement. The Parties have mutually agreed to terminate the Operating and Management Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.

Termination of the Operating and Management Agreement. The Parties hereby agree to terminate the Operating and Management Agreement in its entirety as of the Effective Date, and the Operating and Management Agreement shall be null and void and of no further force or effect from and after the Effective Date. Notwithstanding any provision of the Operating and Management Agreement to the contrary, neither party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein.

2.

Effect of Termination. As of the Effective Date, none of Party A (or its affiliates, directors, officers, employees, agents or other representatives), on the one hand, nor Party B (or its affiliates, directors, officers, employees, agents or other representatives), on the other hand, shall have any liability or obligation to each other under the Operating and Management Agreement, including, without limitation, the acquisition of Party B by Party A.

3.

Employees of Party B. The employment relationship between any of Party B’s employee with Party A pursuant to the Operating and Management Agreement shall be terminated as of the Effective Date.

4.

Outstanding Securities Issued by Party A. Any securities issued by Party A to Party B according to the Operating and Management Agreement shall be canceled as of the Effective Date.

5.

Releases. Subject to Section 6, each of the Parties hereto, on its own behalf and on behalf of its principals, affiliates, subsidiaries, directors, officers, stockholders, employees, agents, representatives, and successors and assigns of each of them, hereby irrevocably, fully and unconditionally releases and forever discharges the other party and each of its past or present principals, affiliates, directors, officers, stockholders, employees, agents, representatives, and successors and assigns of each of them, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether know or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the Operating and Management Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

6.

Return of the Deposit. Party B agrees to return the Deposit together with any accrued interest thereon within ten (10) days after the Effective Date in RMB and in immediately available funds, by wire transfer to an account designated in writing by Party A.

7.

Representations and Warranties. Each of the Parties hereby represents and warrants to the other party that: (a) it has full power and authority to enter into this Termination Agreement and to perform its obligations hereunder in accordance with the provisions of this Termination Agreement, (b) this Termination Agreement has been duly authorized, executed and delivered by such party, and (c) this Termination Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

8.

Governing Law. This Termination Agreement and all the rights and duties of the Parties arising from or relating to the subject matter of this Termination Agreement shall be governed by, and construed and enforced in accordance with, the laws of China.

9.

Severability. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Termination Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

10.

Counterparts. This Termination Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.

Amendment and Waiver. No provision of this Termination Agreement may be waived or amended except in a written instrument signed by both Parties.

12.

Entire Agreement. This Termination Agreement sets forth the final agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and negotiations, both written and oral, between the Parties regarding the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the day and year first above written.

PARTY A:

SHENZHEN NEW MEDIA CONSULTING CO., LTD.,

By:/s/ Yingsheng Li

Name: Yingsheng Li
Title: Chairman and CEO

PARTY B:

SHANGHAI LONGCOM TELECOM CO., LTD.

By:/s/ Guoliang Yu

Name: Guoliang Yu
Title: President and General Manager